EXHIBIT 99.1

Weyland Tech Enters Into Master Service Agreement For Indonesia Market

Hong Kong, June 29, 2016 -- Weyland Tech Inc. (OTCQB: WEYL) ("Weyland Tech" or the "Company"), a provider of mobile business applications announces that it has signed a Master Service Agreement (“MSA”) with Orient Asia Pacific Limited. (“OAP"), for the Indonesia market.

OAP will market CreateApp products in Indonesia under the CreateApp Indonesia brand.  Together with its regional and in-country partners in payment, distribution logistics and eCommerce fulfilment, OAP will deploy Createapp mobile enabler applications in a unified end-to-end supply chain process to benefit merchants and customers in expanded markets some of which could not be as effectively accessed hitherto. OAP will also target specific community groups to further their businesses through mobile channels.

Terms of the MSA are confidential for competitive reasons.

About Orient Asia Pacific Limited

Orient Asia Pacific is a software and digital technology consulting company.  Together with our technology partners, we create key technology innovations, smart systems and advanced digital solutions to deliver practical solutions and competitive advantage to our clientele. We serve a wide array of industries including eCommerce, mCommerce, logistics, telecommunications, utilities, facilities management, and infrastructure security.

About Weyland Tech  Inc.

Weyland Tech's CreateApp platform is focused on the Asia markets. Our CreateApp platform is offered in 12 languages and enables small-medium-sized businesses ("SMB's") to create a mobile application ("APP") without the need of technical knowledge and background.

SMB's can increase sales, reach more customers and promote their products and services via a simple easy to build mobile APPs in an affordable and cost-effective manner.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Contact:

info@weyland-tech.com